FIFTH AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                         SCOUT INVESTMENT ADVISORS, INC.
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC


                                  NAME OF FUNDS



Scout Stock Fund
Scout Mid Cap Fund
Scout Small Cap Fund
Scout International Fund Scout International Discovery Fund Scout Bond Fund Scout Money Market Fund - Federal Portfolio Scout Money Market Fund - Prime Portfolio Scout Tax-Free Money Market Fund Scout TrendStar Small Cap Fund

         The undersigned, intending to be legally bound, hereby execute this Fifth Amended and Restated Schedule A to the Inbound Call Management and Fulfillment Services Agreement dated August 6, 2001, and executed by and between Scout Investment Advisors, Inc. and UMB Distribution Services, LLC (formerly known as Sunstone Distribution Services, LLC), to be effective as of the 1st day of July, 2009.


UMB DISTRIBUTION SERVICES, LLC              SCOUT INVESTMENT ADVISORS, INC.



By: /S/ ROBERT J. TUSZYNSKI                 By: /S/ CLYDE F. WENDEL
    -----------------------------------         --------------------------------

Title:  Robert J. Tuszynski, President     Title: Clyde F. Wendel, Chairman,
                                           President and CEO